SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 28, 2003

DOMINO’S, INC.

(Exact name of Registrant as specified in charter)

DELAWARE (State or other jurisdiction of incorporation)	333-74797 (Commission File Number)	38-3025165 (I.R.S. Employer Identification No.)

30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48106

(Address of Principal Executive Offices) (Zip Code)

(734) 930-3030

Registrant’s Telephone number, including area code

Item 5.     Other Events.

As announced in a press release dated May 29, 2003, which is attached hereto as Exhibit 99.1, and pursuant to an Offer to Purchase and Consent Solicitation Statement dated May 28, 2003, which is attached hereto as Exhibit 99.2, Domino’s, Inc., a Delaware corporation (the “Company”), commenced a tender offer for all outstanding 10 3/8% Senior Subordinated Notes due January 15, 2009 (the “Notes”) issued by the Company and is concurrently soliciting the consent of holders of the Notes to amend certain provisions of the Indenture governing the Notes dated December 21, 1998, as amended, between the Company, the Guarantors (as defined therein) and The Bank of New York, as successor trustee to IBJ Schroder Bank & Trust Company.

Item 7.     Financial Statements and Exhibits

Exhibit 99.1	Press Release date May 29, 2003

Exhibit 99.2	Offer to Purchase and Consent Solicitation Statement dated May 28, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINO’S, INC.

/S/ HARRY J. SILVERMAN
Name: Harry J. Silverman
Title: Chief Financial Officer

Date:    May 28, 2003